                                                                   EXHIBIT 10.40

            DESCRIPTION OF RETIREMENT ACCOUNT MATCHING CONTRIBUTIONS

         Microtel International, Inc. matches up to the lesser of $2,000 and 20% of Randolph Foote's contributions to his 401(k) account. During 2002, those matching contribution amounted to $1,604. This matching arrangement was generally made available to all employees of MicroTel International, Inc. and provides for the same method of allocation of benefits between management and non-management participants.

         Also, XCEL Power Systems, Ltd. makes matching contributions of up to 6% of Graham Jefferies' salary to an executives' defined contribution plan. Other employees of XCEL Power Systems, Ltd. may receive matching contributions to a defined contribution plan of up to 4% of their salary. Amounts contributed to the defined contribution plans are intended to used to purchase annuities upon retirement. During 2002, 2001 and 2000, Mr. Jefferies received matching contributions of $9,000, $7,697 and $6,869, respectively.